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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  MARCH 30, 1999



                         PENNZOIL-QUAKER STATE COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                   1-5591                  76-0200625
(State or other jurisdiction   (Commission File Number)    (IRS Employer
     of incorporation)                                    Identification No.)



                  PENNZOIL PLACE
                  P.O. BOX 2967
                  HOUSTON, TEXAS                     77252-2967
   (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (713) 546-4000
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ITEM 5.   OTHER EVENTS.

          On March 25, 1999, Pennzoil-Quaker State Company (the "Company") entered into an Underwriting Agreement, in the form of Exhibit 1 hereto, with the Underwriters named therein with respect to the issue and sale by the Company of $200,000,000 aggregate principal amount of its 6 3/4% Notes due April 1, 2009 (the "Notes") and $400,000,000 aggregate principal amount of its 7 3/8% Debentures due April 1, 2029 (the "Debentures" and together with the Notes, the "Debt Securities"). The Debt Securities were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement (Registration Statement No. 333-65909) of the Company. The Debt Securities will be issued under an Indenture, dated as of February 1, 1999, between the Company and Chase Bank of Texas, National Association, as Trustee, in the form of Exhibit 4.1 hereto, as supplemented by the Company's Officer's Certificate Delivered Pursuant to Section 301 of the Indenture dated as of February 1, 1999, dated as of March 30, 1999, in the form of Exhibit 4.2 hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

          The following exhibits are filed herewith:

          1    Underwriting Agreement, dated as of March 25, 1999, among the
     Company and Chase Securities Inc., Lehman Brothers, Merrill Lynch & Co., Deutsche Bank Securities, J.P. Morgan & Co., Morgan Stanley Dean Witter, NationsBanc Montgomery Securities LLC, PaineWebber Incorporated, Salomon Smith Barney and Warburg Dillon Read LLC.

          4.1 Indenture, dated as of February 1, 1999, between the Company and Chase Bank of Texas, National Association, as Trustee.

          4.2 Officer's Certificate Delivered Pursuant to Section 301 of the Indenture dated as of February 1, 1999, dated as of March 30, 1999, providing for the issuance of the Company's 6 3/4% Notes due April 1, 2009 and 7 3/8% Debentures due April 1, 2029.

          4.3 Form of 6 3/4% Note due April 1, 2009 and 7 3/8% Debenture due April 1, 2029 (included in Exhibit 4.2 above).

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PENNZOIL-QUAKER STATE COMPANY



Date:  March 30, 1999            By: /s/ DAVID P. ALDERSON II
                                     ---------------------------------------
                                     David P. Alderson II
                                     Group Vice President, Chief Financial
                                     Officer and Treasurer

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